INCORPORATED IN DELAWARE

NUMBER

ZQ000000

U.S. GEOTHERMAL INC.

SHARES

0****
0**
****0****
*****0***
******0**

CUSIP: 90338S 10 2

THIS CERTIFIES THAT

** SPECIMEN **

IS THE REGISTERED HOLDER OF

** ZERO **

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK

of the Company transferable on the books of the Company by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby shall be held subject to all of the provisions of the Certificate of Incorporation of the Company, as now or hereafter amended, filed in the office of the Secretary of State of Delaware, to all of which the holder by acceptance hereof assents. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

IN WITNESS WHEREOF the Company has caused this Certificate to be signed on its behalf by the facsimile signatures of its duly authorized officers.

DATED December 18, 2003

President

Secretary

COUNTERSIGNED AND REGISTERED
PACIFIC CORPORATE SERVICES LTD VANCOUVER
TRANSFER AGENT AND REGISTRAR

BY: ____________________
Authorized Officer

SECURITY INSTRUCTIONS ON REVERSE VOIR LES INSTRUCTIONS DE SÉCURITÉ AU VERSO

The Shares represented by this Certificate are transferable at the offices of Pacific Corporate Services Ltd. Vancouver, British Columbia

Printed by DATA BUSINESS FORMS

PCS VAN 126805

126805

The following abbreviations shall be construed as though the words set forth below opposite each abbreviation were written out in full where such abbreviation appears:

TEN COM	- as tenants in common
TEN ENT	- as tenants by entireties
JT TEN	- as joint tenants with right of survivorship and not tenants in common
(Name) CUST (Name) UNIF GIFT MIN ACT (State)	- (Name) as Custodian for (Name) under the (State) Uniform Gifts to Minors Act

In the case of an individual assignee, show at least one given name in full

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto

PLEASE INSERT SOCIAL INSURANCE NUMBER, SOCIAL SECURITY NUMBER, OR OTHER IDENTIFYING NUMBER OF TRANSFEREE

S.I.N./S.S.N. ___-___-___

____

Please print or typewrite name and address (including postal code or zip code, as applicable) of transferee

____

____ shares

registered in the name of the undersigned on the books of the Company named on the face of this certificate and represented hereby, and irrevocably constitutes and appoints a duly authorized officer of the transfer agent and registrar as the attorney of the undersigned to transfer the said shares on the register of transfers and books of the Company with full power of substitution hereunder.

DATED: ________________________ 20______ Signature: ______________________________

NOTICE: The signatures of this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatsoever, and must be guaranteed by a Canadian chartered bank or eligible guarantor institution with membership in an approved signature guarantee medallion program.

Signature Guaranteed By:

SECURITY INSTRUCTIONS - INSTRUCTIONS DE SÉCURITÉ

THIS IS WATERMARKED PAPER, DO NOT ACCEPT WITHOUT NOTING WATERMARK. HOLD TO LIGHT TO VERIFY WATERMARK.

PAPIER FILIGRANÉ, NE PAS ACCEPTER SANS VÉRIFIER LA PRÉSENCE DU FILIGRANE. POUR CE FAIRE, PLACER À LA LUMIÈRE.

